UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2021

DUCOMMUN INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-08174	95-0693330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Sandpointe Avenue, Suite 700, Santa Ana, California	92707-5759
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (657) 335-3665

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	DCO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 29, 2021, the Board of Directors (the “Board”) of Ducommun Incorporated (the “Company”) appointed Samara A. Strycker as an independent Class II Director, effective immediately, to serve for a term expiring at the annual meeting of stockholders in 2023 and until her successor is elected and qualified. In connection with Ms. Strycker’s election to the Board, she has been appointed to serve as a member of the Audit Committee of the Board.

In connection with her service as a director, Ms. Strycker, as a non-employee director, will be compensated on the same basis as other non-employee directors of the Company. In addition, she will receive a one-time grant of restricted stock units under the Company’s 2020 Stock Incentive Plan, equal to 1,000 shares of restricted stock units. See “Compensation of Directors” in the Company’s Proxy Statement for its 2021 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on March 8, 2021 for further information with respect to director compensation. In connection with her appointment as a director, the Company has entered into its standard form of indemnification agreement with Ms. Strycker, which among other things, requires the Company to indemnify Ms. Strycker to the fullest extent permitted by the General Corporation Law of the State of Delaware in connection with any proceedings relating to her service as a director of the Company and to advance any expenses incurred by Ms. Strycker in connection with any such proceedings.

The Company is unaware of any arrangements or understandings between Ms. Strycker and any other person pursuant to which she was selected as a director of the Company and she has no direct or indirect material interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On December 30, 2021, the Company issued a press release regarding Ms. Strycker’s election to the Board. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K, including Exhibit 99.1 hereto, includes “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to qualify for the “safe harbor” from liability under the Private Securities Litigation Reform Act. Forward-looking statements may be preceded by, followed by or include the words “could,” “may,” “will,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “intend,” or similar expressions. All statements other than statements of historical fact, including, without limitation, statements with respect to the contributions of its newly appointed director and similar expressions that concern Ducommun’s intentions or beliefs about future occurrences, expectations, or results are forward-looking statements. The Company bases these forward-looking statements on its current views with respect to future events and its financial performance. Actual results could differ materially from those projected in the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions, including the occurrence of any event, change, or other circumstances that could give rise to those detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements. You should understand that many important factors, including those discussed herein, could cause the Company’s results to differ materially from those expressed or suggested in any forward-looking statement. Except as required by law, the Company does not undertake any obligation to update or revise these forward-looking statements to reflect new information or events or circumstances that occur after the date of this Current Report, December 30, 2021, or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company’s filings with the Securities and Exchange Commission (which are available from the SEC’s EDGAR database at www.sec.gov).

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Ducommun Incorporated press release issued on December 30, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUCOMMUN INCORPORATED (Registrant)

Date: December 30, 2021	By:	/s/ Rajiv A. Tata
Rajiv A. Tata
Vice President, General Counsel & Corporate Secretary

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